January 28, 2008

To: Kamal Abdallah and Chris McCauley

From: Steven A. Fall

Gentlemen:

In light of our mutually agreed upon “Termination Date” of February 1, 2008, I hereby request you sever my employment from heartland Oil and Gas Corporation as Chief
Executive Officer, President, and Director, effective that date.

Thank you.

/s/ Steven A. Fall
Steven A. Fall